EXHIBIT 10.36

Project Addendum

THIS PROJECT ADDENDUM (the “Project Addendum”) is made and entered into as of March 7, 2005 (the “Effective Date”) by and between PPD DEVELOPMENT, LP, , a Texas limited partnership, with its principal executive offices located at 3151 South 17th Street, Wilmington, North Carolina 28412 (“PPD”) and CORAUTUS GENETICS, INC., a Delaware corporation, with its principal executive offices located at 75 Fifth Street, NW, Suite 313, Atlanta, GA 30308 (“Sponsor”).

WHEREAS, PPD and Sponsor entered into a certain Master Services Agreement (“Agreement”) dated March 7, 2005; and

WHEREAS, pursuant to Section 1of the Agreement, the parties now wish to enter into this Project Addendum for the purposes of setting forth the responsibilities and obligations of the parties in regards to conducting a certain clinical research program entitled “A multicenter, double blind, randomized, dose-ranging, placebo controlled study evaluating defined doses of percutaneously delivered via Boston Scientific Stiletto endocardial direct injection catheter system pVGI.1 (VEGF 2) (placebo 20, 200 or 800 ug ) in patients with class III or IV Angina” (“Study”) under Sponsor’s protocol # VEGF2-CAD-CL-007 (“Protocol”), which Protocol is incorporated herein by reference.

NOW, THEREFORE, for good and valuable consideration contained herein, the exchange, receipt and sufficiency of which are acknowledged, the parties agree as follows:

1. Services.

1.1 - PPD shall perform those certain services set forth in the proposal submitted to Sponsor by PPD, which proposal is attached hereto as Exhibit A and incorporated herein by reference (“Services”).

1.2 - Patient Enrollment. For the avoidance of doubt, the parties understand and agree that enrollment rates set forth herein are good faith estimates only and PPD shall exercise all reasonable diligence to meet enrollment expectations.

1.3 MedDRA. In the event PPD is requested to perform services which require PPD to use the MedDRA medical dictionary, Sponsor shall be solely responsible for obtaining and maintaining all required MedDRA licenses for all parties to whom Sponsor instructs PPD to distribute MedDRA terminology, and all costs and expenses associated therewith.

2. Compensation and Payment.

2.1 - Compensation - For its performance of Services under this Project Addendum, PPD shall receive a total sum anticipated not to exceed $3,226,031.00 of which $3,196,081.00 shall be fixed direct costs, and of which $29,950.00 shall be handled as indirect reimbursable costs. Should a change in any of the key Study parameters, e.g., number of sites, number of patients, number of CRF pages, number of statistical tables or listings, study timeline or protocol design result in an increase or decrease in the Study budget, such financial implications will be summarized in writing and approved by Sponsor.

The indirect reimbursable costs are estimated and may vary as circumstances require.

2.2 - Payment - Payment for the fixed direct costs and indirect reimbursable costs will be made according to the Payment Schedule set forth in Exhibit B attached hereto and incorporated herein by reference.

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2.3 – Payments to PPD shall be made to:

PPD Development, LP

12937 Collections Center Drive

Chicago, Illinois 60693

Tax ID# xx-xxxxxx

Or, if wired to: Bank

Acct #: xxxxxxxxx

ABA: xxxxxxxx

Acct Name: xxxxxxxxxxx

3. Standard Operating Procedure

PPD shall conduct the Study according to PPD’s Standard Operating Procedures (“SOPs”). These SOPs are subject to revision by PPD in which case PPD shall notify Sponsor of revision. If any such SOP revision can be reasonably expected to affect the budget or timelines for the Study, PPD shall submit to Sponsor revised cost estimates or timelines for the relevant Services which will become a part of this Agreement upon written approval by Sponsor. The current SOPs for conducting and monitoring clinical trials are available for review upon request by Sponsor.

Upon mutual agreement in writing, the parties may conduct the Study under Sponsor’s standard operating procedures. In such case, Sponsor shall provide prompt and reasonable training to any PPD personnel subject to such SOPs at Sponsor’s expense.

4. Term and Termination.

The term of this Project Addendum shall commence on the Effective Date and end upon the completion of Services unless otherwise terminated in accordance with the Agreement.

5. Incorporation by Reference/Conflict of Terms.

The terms and conditions of this Project Addendum and Exhibits hereto are hereby incorporated into and made a part of the Agreement. To the extent any terms contained in an Exhibit hereto conflict with this Project Addendum, the terms of this Project Addendum shall govern and control. In the event of any inconsistency between the Agreement, the Project Addendum, and the Protocol, the terms of the Protocol shall govern first, followed by the Project Addendum, and then by the Agreement unless otherwise specified.

6. Modifications.

Any changes to this Project Addendum or its Exhibits shall be documented by written Amendments executed by both parties and shall be attached hereto.

7. Notices.

Each Party represents that its respective contact person set forth below shall have the authority to make all executive decisions regarding this Project Addendum. Any notice required or permitted to be given hereunder by either party hereunder shall be in writing and shall be deemed given on the date received if delivered personally or by fax or five (5) days after the date postmarked if sent by registered or certified U.S. mail, return receipt requested, postage prepaid to the following address:

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If to PPD:

PPD Development, LP

3151 17th Street Extension

Wilmington, North Carolina 28412

Attention: CEO

Tel: (910) 251-0081

Fax: (910) 762-5820

If to Sponsor:

Corautus Genetics, Inc.

75 Fifth Street, NW, Suite 313

Atlanta, Georgia 30308

Attention: Vice President of Finance and Administration

8. Counterparts and Facsimiles.

This Project Addendum may be executed in counterparts and the counterparts, together, shall constitute a single agreement. A facsimile transmission of this signed Agreement bearing a signature on behalf of a party shall be legal and binding on such party.

IN WITNESS WHEREOF, this Project Addendum has been executed and delivered by the parties hereto by their duly authorized officers as of the Effective Date.

PPD DEVELOPMENT, LP		Corautus Genetics, Inc.
By:	PPD GP, LLC
ITS GENERAL PARTNER

By:	/s/ Fred B. Davenport, Sr.	By:	/s/ Richard E. Otto
Name:	President	Name:	Richard E. Otto
		Title:	Chief Executive Officer

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